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                                                                    Exhibit 3.36

                                     BY-LAWS
                                       OF
                        OPERATOR SPECIALTY COMPANY, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1. The principal office shall be in the City of Casnovia, County of Kent State of Michigan.

      Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require, but in any event the Registered Office must be in the State of Michigan.

                                   ARTICLE II

                                  STOCKHOLDERS

      Section 1. All meetings of the stockholders shall be held at the office of the corporation in Casnovia, Michigan, or such other place as designated by the corporation.

      Section 2. An annual meeting of stockholders, after the year shall be held, on the 2nd of January in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at eight o'clock p.m., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

      Section 3. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 4. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and witnessed by one witness. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation shall have been closed or date shall have been fixed as a record date for the determination of its stockholders entitled to vote and except as the Articles of Incorporation otherwise provide.

      Section 5. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation.

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      Section 6.

      A. Annual Meetings. At least ten (10) days prior to the date fixed by
Section 1 of this Article for the holding of the annual meeting of shareholders, written or printed notice stating the place, day and hour of the meeting shall be delivered, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

      B. Special Meetings. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be delivered, either personally or by mail, to each shareholder of record entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

      Section 7. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or entitled to receive the allotment of rights or for the purpose of making necessary determinations in connection with the change or conversion or exchange of capital stock, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders provided that such date shall in no case be more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. Nothing in this Section shall affect the right of a shareholder and his transferee or transferor as between themselves.

      Section 8. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, be open to the examination of any stockholder entitled to vote at such election and holding in the aggregate at least two (2%) percent of the outstanding capital stock of the corporation, and during the whole time of said election, be open to the examination of any registered stockholder or his proxy who may be present.

      Section 9. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the President or Vice President and shall be called by the President or Secretary at the request in writing of a majority of the Board of

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Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 10. Business transacted at all special meetings shall be confined to the objects stated in the call.

      Section 11. Written notice of a special meeting of stockholders, stating the time and place and purpose thereof shall be mailed, postage prepaid, at least five days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

      Section 12. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.

      Section 13. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

      Section 14. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote filed with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

      Section 15. At each election of Directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. The entire number of Directors to be elected shall be balloted for at one and the same time and not separately.

      Section 16. Whenever any notice is required to be given to any shareholder of the corporation under the provisions of these By-Laws or under provisions of the Articles of Incorporation or under any provision of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or by telegram, radiogram, or cablegram sent by them, whether before or after the holding of the meeting, shall be deemed equivalent to the giving of such notice.

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      Section 17. Any action required or premitted by the Articles of
Incorporation or By-Laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders and may be stated as such in any Articles or document filed with the Michigan Department of Commerce.

                                  ARTICLE III

                                   DIRECTORS

      Section 1. The property and business of this corporation shall be managed by its Board of Directors, which shall be decreased from time to time by an amendment to these By-Laws. However, the number of Directors shall never be less than one (1). The number of Directors of this corporation shall not be reduced in case the votes of a sufficient number of shares recorded against such proposed reduction, if cumulatively voted, would elect one or more Directors, where the same number of shares if voted cumulatively would not be sufficient to elect the same number of Directors so reduced.

      Section 2. Each Director shall hold office until the next annual meeting of the Stockholders following his nomination and until his successor shall be elected and shall qualify.

      Section 3. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next annual election and until a successor or successors have been duly elected, unless sooner displaced.

      Section 4. At a special meeting of the shareholders of this corporation called for the purpose of removing any Director, such Director may be removed from office for cause by a vote of a majority of all the shares of stock outstanding and entitled to vote, provided, however, that the shareholders shall have the right to vote cumulatively on such removal and no Director shall be removed if the number of votes recorded against his removal would be sufficient, if cumulatively voted at an election of the entire Board of Directors to elect one or more Directors. All such shares voted cumulatively against the removal of a Director shall not be voted against the removal of any other Director during the term of which the Board of Directors shall have been elected. No more than one meeting of shareholders of this corporation shall be called for the purpose of removing any individual Director during the term for which he is elected. When any Director is removed, a new Director may be elected at the same meeting of the shareholders for the unexpired term of such Director removed. If the shareholders fail to elect a person to fill the unexpired term of the Director removed, such unexpired term shall be considered a vacancy on the Board of Directors to be filled by the remaining Directors.

      Section 5. Any Director of the corporation may resign at any time with the assent of a majority of the Board of Directors.

      Section 6. Directors need not be residents of the State of Michigan or shareholders of the corporation.

      Section 7. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the initial meeting of incorporators and shareholders, and each annual meeting of shareholders. The Board of

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Directors may provide, by resolution, the time and place, within or without the
State of Michigan, for the holding of additional regular meetings without other notice than such resolution.

      Section 8. Notice of any special meeting shall be given at least three days previously thereto by written notice, stating the time, place, and purpose or purposes of the meeting delivered personally or mailed or sent by telegram to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting by written statement, telegram, radiogram or cablegram sent by him, signed before or after the holding of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 9. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. If the number of Directors shall consist of more than seven members, less than a majority but in no event less than one-third of the members shall constitute a quorum.

      Section 10. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving a compensation therefor.

      Section 11. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      Section 12. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of Directors may designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this Section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the

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Chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

      Section 13. Any action required or permitted by the Articles of incorporation or By-Laws or any provision of law to be taken by the Board of Directors or Committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee then in office.

      Section 14. In addition to the powers and authorities by these By-Laws expressly conferred upon it the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may select a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the corporation.

      Section 2. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately following each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without limitation on the right, if any, of the person so removed to recover damages for breach of contract.

      Section 4. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. The Chairman of the Board of Directors shall be a Director of the corporation, if elected, the Chairman of the Board, or failing his election, the President, shall preside at all meetings of the shareholders and Directors at which he is present. He shall be ex officio a member of all standing committees and shall be Chairman of such committees as is determined by the Board of Directors. Except as otherwise expressly delegated by the Board of Directors or by these By-Laws to other officers or agents of the President of the corporation, the

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Chairman of the Board may sign, swear to, execute, file, certify or acknowledge, in place of the President, any documents, instruments, agreements, Articles, statements, certificates, or reports, required or permitted to be signed, sworn to, executed, filed, certified, or acknowledged by the President. He shall have such other powers and duties as may from time to time be prescribed by the By-Laws or by resolutions of the Board of Directors.

      Section 6. The President shall be a Director of the corporation. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 7. The Vice President shall be a Director of the corporation. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. When more than one Vice President has been selected by the Board of Directors only one Vice President shall be required to be a Director of the corporation, but only a Vice President who is a Director may perform the duties of the President as provided in this By-Law.

      Section 8. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 9. If required by the Board of Directors, the Treasurer and any Assistant Treasurer selected by the Board of Directors shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks,

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trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 10. The Assistant Secretaries and Assistant Treasurers, if any, selected by the Board of Directors, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to perform the duties of an officer whenever for any reason it is impracticable for such officer to act personally. Such acting officer so appointed shall have the powers of and be subject to all the restrictions upon the officer to whose office he is so appointed except as the Board of Directors may by resolution otherwise determine.

      Section 11. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

      Section 12. Any two offices of the corporation except those of President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

                                   ARTICLE V

                             SPECIAL CORPORATE ACTS

      Section 1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument, or to acknowledge any instrument required by law to be acknowledged in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances but the appointment of any person other than an officer to acknowledge an instrument required by law to be acknowledged should be made by instrument in writing. When the Board of Directors authorizes the execution of a contract or of any other instrument in the name of and on behalf of the corporation, without specifying the executing officers, the President or Vice President, and the Secretary may execute the same and may affix the corporate seal thereto.

      Section 2. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, Director or shareholder of the corporation otherwise than in the ordinary and usual course of the business of the corporation, and on the ordinary and usual terms of payment and security shall be made or permitted unless each such transaction shall be approved by a vote of two-thirds (2/3) of the members of the Board of Directors excluding any Director involved in such transaction and a full and detailed statement of all such transactions and any payments shall be submitted at the next annual meeting of shareholders and the aggregate amount of such transactions less any repayments shall be stated in the next annual report to shareholders.

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      Section 3. Any contract or other transaction between the corporation and one or more of its Directors, or between the corporation and any firm of which one or more of its Directors are members or employees, or in which he or they are interested, or between the corporation and any corporation or association of which one or more of its Directors are shareholders, members, Directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted as voting upon the matter or in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE VI

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

      Section 1. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock.

      Section 2. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

      Section 3. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

      Section 4. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

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      Section 5. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

      Section 6. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

      Section 7. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Michigan as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                  ARTICLE VII

                                INDEMNIFICATION

      The corporation shall indemnify any Director or officer, or former Director or officer of the corporation or any person who may have served at its request as a Director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such Director or officer, within the course of his duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The corporation may also reimburse any Director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such Director or officer was not guilty of negligence or misconduct. The right of indemnification herein provided shall extend to the estate, executor, administrator, guardian and conservator of any deceased or former Director or officer or person who himself would have been entitled to indemnification. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director or officer may be entitled under any statute, agreement, vote of shareholders, or otherwise.

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                                  ARTICLE VIII

                                   DIVIDENDS

      The Board of Directors may from time to time declare dividends upon the outstanding stock of the corporation, subject to the provisions of the Articles of Incorporation if any, and pursuant to the Michigan Business Corporation Act as amended.

                                   ARTICLE IX

                                      SEAL

      The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                                   ARTICLE X

                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed and new By-Laws may be adopted either by the affirmative vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual or special shareholders' meeting or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting, if a notice setting forth the terms of the proposal has been given in accordance with the notice requirements for special meetings of shareholders or for special meetings of Directors, whichever may be applicable. The Board of Directors may make and alter all By-Laws, except those By-Laws fixing their number, qualifications, classifications, or term of office; provided, that any By-Law amended, altered or repealed by the Directors as provided herein may thereafter be amended, altered, or repealed by the shareholders.

                                   ARTICLE XI

                                  FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of ___________ in each year.

      These By-Laws were adopted as and for the By-Laws of OPERATOR SPECIALTY COMPANY, INC., a Michigan corporation, at the First Meeting of incorporators and at the First Meeting of the Board of Directors held on the 25th day of October 1975 and at the First Meeting of the Stockholders held on the 25th day of October 1975.

                                          /s/ Jerome Trupiano
                                          __________________________
                                          Jerome Trupiano, Secretary

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